UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2012

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b) and (c).  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 20, 2012, Occidental Petroleum Corporation (“Occidental”) appointed Cynthia L. Walker, 35, to the position of Executive Vice President and Chief Financial Officer, effective August 6, 2012.  Ms. Walker, has most recently served as Managing Director at Goldman, Sachs & Co., where she enjoyed a 12-year career.  While at Goldman Sachs, Ms. Walker provided clients with strategic advice in high profile energy industry transactions as a senior member of the Global Natural Resources Group located in Houston.  She was also a member of the Mergers and Acquisitions Group.  Ms. Walker will be compensated under the compensation program for executives, and receive benefits materially consistent with those described on pages 13 through 15, 24 through 25 and 33 through 34 of Occidental’s Proxy Statement filed with the Securities and Exchange Commission on March 20, 2012 (which description is incorporated herein by reference).   She will also be awarded 30,000 shares of Occidental common stock, of which half vested at grant and half will vest ratably over a three year period, and a right to certain payments if she is terminated without cause prior to the third anniversary of her employment, including vesting of any such unvested shares, 12 months’ continuation of base salary and payment of annual bonus amounts and cash payments in the amount of forfeited RSI and TSR awards and unvested balances in her retirement and savings plans.

Occidental’s press release announcing the appointment of Ms. Walker is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Mr. Jim Lienert, previously Executive Vice President and Chief Financial Officer, will resign the position of Chief Financial Officer effective August 6, 2012, and will continue at Occidental as Executive Vice President – Business Support responsible for Occidental’s Supply Chain and Information Technology functions.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated July 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: July 20, 2012	/s/ STEPHEN I. CHAZEN
Stephen I. Chazen
President and Chief Executive Officer

EXHIBIT INDEX

(d)	Exhibits

99.1	Press release dated July 20, 2012.